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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2002

IMAGEWARE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	001-15757 (Commission File Number)	33-0224167 (IRS Employer Identification Number)

10883 Thornmint Road
San Diego, CA 92127
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (858) 673-8600

Item 5. Other Events.

        On May 22, 2002, ImageWare Systems, Inc. (the "Company") closed a $2 million senior secured convertible debt financing transaction. Under the terms of the financing, the Company issued to Perseus 2000, L.L.C. ("Perseus") a Senior Secured Convertible Promissory Note (the "Note"). The Note bears interest at a rate of 12.5% per annum, and is payable on the earlier of May 22, 2004 or upon the occurrence of various other events or conditions set forth in the Note, including, but not limited to, certain mergers, consolidations, reorganizations or other business combinations involving the Company. Under the terms of the Note, Perseus retains the right, at any time, to convert all or any part of the principal and accrued interest outstanding under the Note into shares of the Company's Common Stock at a conversion price per share equal to $4.31 (the "Conversion Price"). The Conversion Price is subject to adjustment in the event the Company effects a stock split, combination or like transaction, and upon the Company's issuance of additional stock for consideration per share below the Conversion Price then in effect.

        The Company also issued to Perseus a warrant (the "Warrant") to acquire 150,000 shares of the Company's Common Stock at an exercise price per share of $4.74 (the "Warrant Price"). The Warrant Price is subject to adjustment in the event the Company effects a stock split, combination or like transactions, and upon the Company's issuance of additional stock for consideration per share less than the Warrant Price then in effect.

        In addition, the Company granted Perseus an option to acquire from the Company an additional Senior Secured Convertible Promissory Note (the "Additional Note") with an aggregate principal amount of up to $3,000,000, together with an additional warrant to acquire a proportionate number of shares of Common Stock of the Company based upon the actual amount of money invested in the Additional Note (the "Additional Warrant"). The terms of the Additional Note and Additional Warrant would be substantially identical to the initial Note and Warrant, respectively.

        As collateral for the loan, the Company granted Perseus a security interest in all of the Company's assets and properties, including, but not limited to, all outstanding shares of capital stock of each of its United States subsidiaries and 66 2/3% of the shares of capital stock of its foreign subsidiaries. Additionally, the Company's subsidiary, ImageWare Systems ID Group, Inc., entered into a similar agreement with Perseus, granting a security interest in all of its assets and properties.

        The Company also granted Perseus certain registration rights whereby Perseus may, subject to certain limitations, request that the Company register the shares of Common Stock issuable upon conversion of the Notes or exercise of the Warrants.

        The Company intends to use the proceeds of the financing for working capital. Copies of various agreements related to the financing and the Company's press release dated May 23, 2002 are attached hereto as Exhibits 10.1 - 10.5 and 99.1, respectively, and are incorporated herein by reference.

Item 7. Exhibits.

10.1	Note and Warrant Purchase Agreement dated May 22, 2002.
10.2	Pledge and Security Agreement for ImageWare Systems, Inc. dated May 22, 2002.
10.3	Registration Rights Agreement dated May 22, 2002.
10.4	Senior Secured Convertible Promissory Note dated May 22, 2002.
10.5	Warrant to Purchase Common Stock dated May 22, 2002.
99.1	Press Release issued by the Company on May 23, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ImageWare Systems, Inc.

Dated: May 24, 2002	By:	/s/ WAYNE WETHERELL Wayne Wetherell Chief Financial Officer

INDEX TO EXHIBITS

10.1	Note and Warrant Purchase Agreement dated May 22, 2002.
10.2	Pledge and Security Agreement for ImageWare Systems, Inc. dated May 22, 2002.
10.3	Registration Rights Agreement dated May 22, 2002.
10.4	Senior Secured Convertible Promissory Note dated May 22, 2002.
10.5	Warrant to Purchase Common Stock dated May 22, 2002.
99.1	Press Release issued by the Company on May 23, 2002.

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SIGNATURE
INDEX TO EXHIBITS